Exhibit 10.3

PROMISSORY NOTE

$ 1,900,000.00	January 16, 2019

For value received, Amazing Energy, LLC, a Texas limited liability company (“Maker”), promises to pay to the order of Wyatt Petroleum, LLC and Wyatt Permian, LLC, each Texas limited liability companies (collectively “Payee”), at 24 Greenway, Suite 600, Houston, Texas 77046, the sum of One Million Nine Hundred Thousand and 00/100 Dollars ($ 1,900,000.00) with interest on the principal balance from the date hereof at the rate of seven percent (7%) per annum.

The principal and interest of this note shall be due and payable in legal tender of the United States of America as follows:

One installment of the principal sum of $ 1,900,000.00 shall be due and payable on the 31st day of December, 2019, on which date the entire balance of principal plus accrued interest shall be due and payable. Each installment shall be applied first to the payment of interest accrued to the date the installment is paid and the remainder shall be applied to principal.

All past due installments of principal and interest on this note, and the unpaid principal balance during the existence of any default and after maturity, shall bear interest at the rate of twelve percent (18%) per annum.

This note may be prepaid in part or in its entirety at any time with no penalty.

This note is secured by any and all assets owned by the Maker, and not limited solely to the assets purchased by Maker from Payee on or before January 1, 2019 as reflected in the Purchase and Sale Agreement and Assignment and Bill of Sale of even date herewith between Maker and Payee.

In the event of default in the payment of any part of the principal or interest on this note, or in the event of default in the performance of any agreement contained in any document securing the payment of this note or executed in connection herewith, and Maker’s failure to cure the default within ten (10) days after Payee’s delivery of written notice of the default to Maker, then Payee shall have the unconditional right, without demand, notice, or other action, to declare the unpaid principal balance of this note, together with interest accrued on the unpaid principal balance, at once due and payable and to foreclose each lien and security interest securing the payment of this note, either under any power of sale contained in any documents creating such lien or security interest or by court proceedings, as the holder may elect. Notice shall be deemed to have been delivered upon the earlier of actual receipt or three days after the notice is deposited in a post office or official depository of the United States Postal Service properly addressed to the party entitled to the notice, marked certified mail, return receipt requested, and containing sufficient postage. For the purpose of notice, Maker’s address is 5700 W. Plano Parkway, Plano, Texas 75093. Maker shall have the right to change its address and specify any other address within the United States of America by at least five (5) days’ written notice to Payee.

Page 1 of $ 1,900,000.00 Note

All agreements and transactions between Maker and Payee, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, prepayment, demand for payment or otherwise, shall the amount contracted for, charged or received by Payee from Maker for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the maximum amount permissible under Applicable Law, it particularly being the intention of the parties hereto to conform strictly to the law of the State of Texas and of the United States of America, whichever is applicable. Any interest payable hereunder or under any other instrument relating to the loan evidenced hereby that is in excess of the legal maximum under Applicable Law, shall, in the event of acceleration of maturity, prepayment, demand for payment or otherwise, be automatically, as of the date of such acceleration, prepayment, demand or otherwise, applied to a reduction of the principal indebtedness hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such principal, such excess shall be refunded to Maker. To the extent permitted by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan, all interest at any time contracted for, charged or received from Maker in connection with the loan, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect. The term “Applicable Law” as used herein means (1) the law pertaining to maximum rates of interest that is now in effect and (2) any law that comes into effect at any time in the future allowing a higher maximum interest rate than the law now in effect.

Executed on the 16th day of January, 2019.

AMAZING ENERGY, LLC
By:
Willard G. McAndrew III President

Page 2 of $ 1,900,000.00 Note